Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48227, 33-46964, 33-10509, 333-92053, 333-58112, and 333-58162 of Merit
Medical Systems, Inc. on Form S-8 of our report dated February 26, 2003, appearing in this Annual Report on Form 10-K of Merit Medical Systems, Inc. and subsidiaries for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP
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Salt Lake City, Utah
March 28, 2003